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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported) June 9, 2000


                              HITSGALORE.COM, INC.
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             (Exact name of Registrant as specified in its charter)


         FLORIDA                      000-26668        65-0036344
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(State or other jurisdiction         (Commission     (I.R.S Employer
of incorporation or organization)    file Number)    Identification No.)

10134 6th Street, Suite J, Rancho Cucamonga, CA           91730
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(Address of principal executive offices)                (ZIP Code)


Registrant's telephone number, including area code   (909) 481-8821



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                         HITSGALORE.COM, INC.



Item 5.   Other Events

On June 9, 2000, staff members of the United States Securities and Exchange Commission (the "Commission") advised the Company that a recommendation would be made to the Commission seeking authority to file a civil injunctive action in United States District Court against the Company and Steve Bradford, the Company's President and Chief Executive Officer. The recommended action involves alleged violations of Section 10(b) of the Securities Exchange Act of 1934, and Rule 10b-5, promulgated thereunder (collectively "Section 10(b)"), in connection with certain press releases issued by the Company prior to May 1999, regarding the Life Foundation Trust.

The Company's legal counsel entered into settlement discussions with SEC staff members upon being advised of the recommended enforcement action. The SEC staff and the Company have agreed upon settlement agreement terms, including that the Company would not admit or deny the allegations in the SEC's Complaint, except as to jurisdiction. SEC staff recommendations to the Commission, however, customarily undergo considerable review by various Commission divisions, and are subject to the Commission's final approval.

Item 6.   Resignation of Registrant's Directors

On June 17, 2000, the Company held a Board of Directors meeting to discuss Bradford's status with the Company as a Director and it's Chief Executive Officer. The Board of Directors determined that it was in the best interests of the Company's stockholders to negotiate a resignation agreement with Bradford.

On June 21, 2000, the Company accepted Bradford's resignation, in accordance with a negotiated "confidential" resignation agreement ("Resignation Agreement") between the Company and Bradford. The terms of the Resignation Agreement provide for, among other things: (a) that Bradford return to the Company's treasury 4,000,000 of the 6,100,000 shares of common stock issued to him in connection with the merger of Systems Communications, Inc. and Old Hitsgalore.com.; (b) that Bradford pay the Company $10,000; (c) that Bradford, Rose Grace Faith Holdings, LLC and Diana R. Bradford be permitted to sell 120,000 shares of the Company's common stock in the third calendar quarter of 2000 and not more than 100,000 shares of the Company's common stock in each of the next two succeeding quarters; (d) the Company shall have the rights at any time to offer to acquire up to 100,000 shares each calendar quarter until the end of the first quarter of 2001, owned by Bradford, Rose Grace Faith Holdings, LLC and Diana R. Bradford, for an amount equal to the average bid price of the shares for the five days preceding the notice of intent to acquire; and (e) after the first quarter of 2001, Bradford shall be subject, in all respects, to the provisions of Rule 144, for the resale of any remaining shares owned by him.

The Resignation Agreement also provides that Bradford return all corporate documents, including without limitation, all documents relating to transactions with the Life Foundation Trust, that were maintained at Bradford's principal location in Branson, Missouri. The Company is not obligated under the Resignation Agreement to make any severance or other compensation payments to Bradford.

Bradford has not advised the Company of any disagreement and has not requested disclosure of any other matters relating to the Company or its operations, policies or practices.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HITSGALORE.COM, INC.                                   Date: June 27, 2000

By:/s/ Robert A. Thompson
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       Robert A. Thompson
       Principal Accounting Officer